Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 10, 2024, (the “Closing Date”), Diamondback Energy, Inc., (“Diamondback”, “we,” “us,” or “our”) completed the previously announced acquisition of Endeavor Parent, LLC (“Endeavor” and such acquisition, the “Acquisition”) by acquiring 100% of the equity interests in Endeavor (the “Endeavor Interests”).  The aggregate consideration in exchange for the Endeavor Interests under the terms of the Agreement and Plan of Merger for the Acquisition (as amended, the “Merger Agreement”) included:  (i) cash consideration of approximately $7.1 billion, subject to customary post-closing adjustments under the terms of the Merger Agreement, and (ii) 117,267,065 shares of our common stock.

The following unaudited pro forma combined financial information (the “pro forma financial statements”) gives effect to the Acquisition, which will be accounted for using the acquisition method of accounting with Diamondback identified as the acquirer.  Under the acquisition method of accounting, we will record assets acquired and liabilities assumed from Endeavor at their respective acquisition date fair values on the Closing Date.

The pro forma financial statements have been prepared from the respective historical consolidated financial statements of Diamondback and Endeavor, adjusted to give effect to the Acquisition.  The unaudited pro forma combined balance sheet (the “pro forma balance sheet”) combines the historical consolidated balance sheets of Diamondback and Endeavor as of June 30, 2024, giving effect to the Acquisition as if it had been completed on June 30, 2024.  The unaudited pro forma combined statements of operations (the “pro forma statements of operations” and together with the pro forma balance sheet, the “pro forma financial statements”) for the six months ended June 30, 2024 and for the year ended December 31, 2023, combine the historical consolidated statements of operations of Diamondback and Endeavor, giving effect to the Acquisition as if it had been completed on January 1, 2023.  The pro forma financial statements contain certain reclassification adjustments to conform the historical Endeavor financial statement presentation to our financial statement presentation.  For purposes of the pro forma financial statements presented below, it is assumed that we funded the cash consideration with (i) cash on hand as of June 30, 2024, excluding cash attributable to Viper Energy, Inc., and (ii) $1.0 billion of borrowings from the Term Loan Credit Agreement with Diamondback E&P LLC, as borrower, and Citibank, N.A., as administrative agent, entered into on February 29, 2024 (the “term loan”).

The pro forma financial statements are presented to reflect the Acquisition and do not (i) represent what our financial position or results of operations would have been had the Acquisition occurred on the dates noted above, (ii) project the financial position or results of operations of the combined company following the Acquisition nor (iii) reflect the actual pro forma financial position of Diamondback as of the Closing Date.  The pro forma financial statements are intended to provide information about the continuing impact of the Acquisition as if it had been consummated on the dates noted above, which are earlier than the Closing Date.  The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable.  In the opinion of our management, all adjustments necessary to present fairly the pro forma financial statements have been made.

The pro forma financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Acquisition. The pro forma financial statements exclude the costs associated with subsequent integration activities related to the Acquisition.  Additionally, we and Endeavor anticipate that certain non-recurring charges will be incurred in connection with the Acquisition, the substantial majority of which consist of fees paid to financial, legal and accounting advisors and filing fees.  Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the Closing Date.  Accordingly, the pro forma statement of operations for the year ended December 31, 2023 reflects the effects of any expected non-recurring charges which are not included in the historical statements of operations of Diamondback or Endeavor.

As of the date of the Form 8-K/A to which these pro forma financial statements are included as an exhibit, we have used currently available information to determine preliminary fair value estimates for the allocation of the total Acquisition consideration to the Endeavor tangible assets, identifiable intangible assets acquired, if any, and liabilities assumed.  We estimated the fair value of Endeavor’s assets and liabilities based on reviews of Endeavor’s historical audited financial statements, preliminary valuation studies, discussions with Endeavor’s management and other due diligence procedures.  The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the pro forma financial statements.

The final determination of the fair value of Endeavor’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Endeavor acquired as of the Closing Date, as determined by valuation studies which are currently ongoing.

As a result of the foregoing, the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed.  The preliminary transaction accounting adjustments have been made solely for the purpose of providing the pro forma financial statements presented below.  Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and if applicable, the pro forma statements of operations.  The final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

The pro forma financial statements have been developed from and should be read in conjunction with, (i) Diamondback’s historical consolidated financial statements and the notes thereto included in Diamondback’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 and Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) Endeavor’s historical unaudited consolidated financial statements for the six months ended June 30, 2024 and Endeavor’s historical audited consolidated financial statements as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and the notes thereto, which such information in the foregoing clause (ii) are attached as Exhibit 99.1 to, and incorporated by reference into, respectively, the Form 8-K/A to which these pro forma financial statements are included as an exhibit.

Diamondback Energy Inc.
Unaudited Pro Forma Combined Balance Sheet

	As of June 30, 2024
	Historical		Transaction Accounting Adjustments			Diamondback Pro Forma Combined
	Diamondback	Endeavor	Reclassification Adjustments Note 3 (a)	Pro Forma Adjustments Note 3
	(In millions, except par value and share amounts)
Assets
Current assets:
Cash and cash equivalents	$6,908	$895	$—	$(7,511)	(c)(d)(g)(m)	$292
Restricted cash	3	—	—	—		3
Accounts receivable:
Joint interest and other, net	119	48	48	—		215
Oil and natural gas sales, net	711	—	695	(7)	(h)	1,399
Accrued oil and natural gas revenues	—	726	(726)	—		—
Related parties	—	39	(39)	—		—
Accounts receivable - other	—	9	(9)	—		—
Inventories	55	84	—	—		139
Derivative instruments	4	30	—	—		34
Prepaid expenses and other current assets	25	18	—	1	(g)	44
Total current assets	7,825	1,849	(31)	(7,517)		2,126
Property and equipment:
Oil and natural gas properties, full cost method of accounting	43,793	—	16,846	18,421	(b)(c)(d)(e) (f)	79,060
Oil and natural gas property and equipment, full cost method, net	—	9,687	(9,687)	—		—
Other property, equipment and land	666	—	850	(85)	(c)(e)	1,431
Other property and equipment, net	—	575	(575)	—		—
Accumulated depletion, depreciation, amortization and impairment	(17,360)	—	(7,434)	7,434	(e)	(17,360)
Property and equipment, net	27,099	10,262	—	25,770		63,131
Equity method investments	542	—	—	—		542
Derivative instruments	15	8	—	—		23
Deferred income taxes, net	32	—	—	—		32
Investment in real estate, net	82	—	—	—		82
Other assets	42	—	75	—		117
Other noncurrent assets - related parties	—	5	(5)	—		—
Other noncurrent assets	—	70	(70)	—		—
Total assets	$35,637	$12,194	$(31)	$18,253		$66,053
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$331	$350	$(270)	$(7)	(h)	$404
Accounts payable - oil and gas revenue	—	759	(759)	—		—
Accrued capital expenditures	446	—	270	—		716
Other accrued liabilities	457	19	146	79	(i)	701
Accrued expenses	—	162	(162)	—		—
Distributions payable	—	231	—	—		231
Revenues and royalties payable	782	—	759	—		1,541
Derivative instruments	72	13	—	—		85
Income taxes payable	49	161	—	—		210
Short-term debt	—	—	—	1,000	(g)	1,000
Asset retirement obligations	—	15	(15)	—		—
Total current liabilities	2,137	1,710	(31)	1,072		4,888
Long-term debt	11,980	913	—	(913)	(d)(g)	11,980
Derivative instruments	134	—	—	—		134
Asset retirement obligations	300	257	—	—		557
Deferred income taxes	2,549	1,807	—	5,568	(f)	9,924
Operating lease liabilities	—	—	—	—		—
Other long-term liabilities	10	33	—	—		43
Total liabilities	17,110	4,720	(31)	5,727		27,526
Stockholders’ equity:
Common stock, $0.01 par value; 800,000,000 shares authorized	2	—	—	1	(c)	3
Member’s equity	—	7,454	—	(7,454)	(b)	—
Additional paid-in capital	14,267	—	—	20,109	(c)	34,376
Retained earnings (accumulated deficit)	3,187	—	—	(110)	(i)(m)	3,077
Accumulated other comprehensive income (loss)	(8)	20	—	(20)	(b)	(8)
Total Diamondback Energy, Inc. stockholders’ equity	17,448	7,474	—	12,526		37,448
Non-controlling interest	1,079	—	—	—		1,079
Total equity	18,527	7,474	—	12,526		38,527
Total liabilities and stockholders’ equity	$35,637	$12,194	$(31)	$18,253		$66,053

Diamondback Energy Inc.
Unaudited Pro Forma Combined Statement of Operations

	Six Months Ended June 30, 2024
	Historical		Transaction Accounting Adjustments			Diamondback Pro Forma Combined
	Diamondback	Endeavor	Reclassification Adjustments Note 3 (a)	Pro Forma Adjustments Note 3
	(In millions, except per share amounts, shares in thousands)
Revenues:
Oil sales	$3,865	$2,908	$—	$—		$6,773
Natural gas sales	55	—	(7)	—		48
Natural gas liquid sales	355	—	298	—		653
Natural gas and NGL sales	—	291	(291)	—		—
Sales of purchased oil	416	—	—	—		416
Service company revenue	—	14	(14)	—		—
Other operating income	19	—	14	—		33
Total revenues	4,710	3,213	—	—		7,923
Costs and expenses:
Lease operating expenses	509	389	(45)	—		853
Production and ad valorem taxes	260	—	195	—		455
Production taxes	—	149	(149)	—		—
Gathering, processing and transportation	159	—	—	—		159
Purchased oil expense	416	—	—	—		416
Depreciation, depletion, amortization and accretion	952	650	—	428	(e)	2,030
General and administrative expenses	92	64	(3)	—		153
Merger and integration expenses	15	—	3	—		18
Service company operating expenses	—	12	(12)	—		—
Other operating expenses	33	—	11	—		44
Total costs and expenses	2,436	1,264	—	428		4,128
Income (loss) from operations	2,274	1,949	—	(428)		3,795
Other income (expense):
Interest expense, net	(83)	(12)	—	1	(j)	(94)
Other income (expense), net	(2)	(5)	(1)	—		(8)
Gain (loss) on derivative instruments, net	(30)	4	(2)	—		(28)
Gain (loss) on extinguishment of debt	2	—	—	—		2
Income (loss) from equity investments, net	17	—	—	—		17
Transaction costs	—	(3)	3	—		—
Total other income (expense), net	(96)	(16)	—	1		(111)
Income (loss) before income taxes	2,178	1,933	—	(427)		3,684
Provision for (benefit from) income taxes	475	2,052	—	(92)	(k)	2,435
Net income (loss)	1,703	(119)	—	(335)		1,249
Net income (loss) attributable to non-controlling interest	98	—	—	—		98
Net income (loss) attributable to Diamondback Energy, Inc.	$1,605	$(119)	$—	$(335)		$1,151

Earnings (loss) per common share:
Basic	$8.93					$3.87
Diluted	$8.93					$3.87
Weighted average common shares outstanding:
Basic	178,418			117,267	(l)	295,685
Diluted	178,418			117,267	(l)	295,685

Diamondback Energy Inc.
Unaudited Pro Forma Combined Statement of Operations

	Year Ended December 31, 2023
	Historical		Transaction Accounting Adjustments			Diamondback Pro Forma Combined
	Diamondback	Endeavor	Reclassification Adjustments Note 3 (a)	Pro Forma Adjustments Note 3
	(In millions, except per share amounts, shares in thousands)
Revenues:
Oil sales	$7,279	$5,452	$—	$—		$12,731
Natural gas sales	262	—	189	—		451
Natural gas liquid sales	687	—	524	—		1,211
Natural gas and NGL sales	—	713	(713)	—		—
Sales of purchased oil	111	—	—	—		111
Service company revenue	—	22	(22)	—		—
Other operating income	73	—	22	—		95
Total revenues	8,412	6,187	—	—		14,599
Costs and expenses:
Lease operating expenses	872	688	(95)	—		1,465
Production and ad valorem taxes	525	—	395	—		920
Production taxes	—	301	(301)	—		—
Gathering, processing and transportation	287	—	—	—		287
Purchased oil expense	111	—	—	—		111
Depreciation, depletion, amortization and accretion	1,746	1,117	—	932	(e)	3,795
General and administrative expenses	150	116	1	—		267
Merger and integration expenses	11	—	—	110	(i)(m)	121
Service company operating expenses	—	21	(21)	—		—
Loss from inventory write down	—	1	(1)	—		—
(Gain) loss on sale of assets, net	—	(10)	10	—		—
Other operating expenses	140	—	12	—		152
Total costs and expenses	3,842	2,234	—	1,042		7,118
Income (loss) from operations	4,570	3,953	—	(1,042)		7,481
Other income (expense):
Interest expense, net	(175)	28	—	(38)	(j)	(185)
Other income (expense), net	68	(11)	—	—		57
Gain (loss) on derivative instruments, net	(259)	26	—	—		(233)
Gain (loss) on extinguishment of debt	(4)	—	—	(11)	(d)	(15)
Income (loss) from equity investments, net	48	—	—	—		48
Total other income (expense), net	(322)	43	—	(49)		(328)
Income (loss) before income taxes	4,248	3,996	—	(1,091)		7,153
Provision for (benefit from) income taxes	912	—	12	627	(k)	1,551
Current tax expense (benefit)	—	(5)	5	—		—
Deferred tax expense (benefit)	—	17	(17)	—		—
Net income (loss)	3,336	3,984	—	(1,718)		5,602
Net income (loss) attributable to non-controlling interest	193	—	—	—		193
Net income (loss) attributable to Diamondback Energy, Inc.	$3,143	$3,984	$—	$(1,718)		$5,409

Earnings (loss) per common share:
Basic	$17.34					$18.11
Diluted	$17.34					$18.11
Weighted average common shares outstanding:
Basic	179,999			117,267	(l)	297,266
Diluted	179,999			117,267	(l)	297,266

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of Diamondback and Endeavor.  Certain of Endeavor’s historical amounts have been reclassified to conform to our financial statement presentation, and pro forma adjustments have been made to reflect the Acquisition and certain transaction accounting adjustments, as discussed further in Note 3 below.  The pro forma balance sheet gives effect to the Acquisition as if it had been completed on June 30, 2024.  The pro forma statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023, give pro forma effect to the Acquisition as if it had occurred on January 1, 2023, the beginning of the earliest period presented.  The pro forma financial statements should be read in conjunction with (i) Diamondback’s historical consolidated financial statements and the notes thereto included in Diamondback’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 and Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) Endeavor’s historical unaudited consolidated financial statements for the six months ended June 30, 2024 and Endeavor’s historical audited consolidated financial statements as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and the notes thereto, which such information in the foregoing clause (ii) are attached as Exhibit 99.1 to, and incorporated by reference into, respectively, the Form 8-K/A to which these pro forma financial statements are included as an exhibit.

The Acquisition and the related transaction accounting adjustments are described in the accompanying notes to the pro forma financial statements.  In the opinion of our management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the pro forma financial statements.  The pro forma financial statements (i) do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the Acquisition had occurred on the dates indicated, (ii) are not indicative of our future financial position or results of operations and (iii) do not reflect the actual pro forma financial position of Diamondback as of the Closing Date. In addition, future results may vary significantly from those reflected in such statements.

2.	PRELIMINARY ACQUISITION ACCOUNTING

On September 10, 2024, we completed the Acquisition.  The preliminary value of the Acquisition consideration set forth below of approximately $27.7 billion is based on the closing share price of the common stock as of the Closing Date.  The preliminary Acquisition consideration set forth below consists of approximately 117.27 million shares of our common stock and $7.6 billion of cash (on the assumption that the Acquisition occurred on June 30, 2024), subject to customary closing and post-closing adjustments.

We have determined that we are the accounting acquirer to the Acquisition which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”).  The allocation of the purchase price with respect to the Acquisition is based upon our management’s estimates of and assumptions related to the fair values of assets acquired and liabilities assumed on the Closing Date, using currently available information.  The final purchase price allocation and the resulting effect on our financial position and results of operations may differ significantly from the pro forma amounts included herein.

The final purchase price allocation for the business combination may include adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the Closing Date.  We expect to finalize the purchase price allocation within one year from the Closing Date.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to changes in the estimated fair value of Endeavor’s assets acquired and liabilities assumed as of the Closing Date, which could result from our additional valuation analysis, changes in reserves estimates, other property and equipment estimates, discount rates, and other factors.

The following table presents the preliminary value of the Acquisition consideration and purchase price allocation of the assets acquired and the liabilities assumed:

Acquisition Consideration	(In millions, except per share amount, shares in thousands)
Shares of Diamondback common stock to be issued at closing	117,267
Closing price per common share of Diamondback(1)	$171.49
Common Stock Consideration	$20,110

Base Cash Amount	$8,000
Preliminary Closing Adjustments(2)	$(416)
Total Cash Consideration	$7,584

Total Acquisition Consideration	$27,694
(1) Based on the closing share price of our common stock on the Closing Date.
(2) Represents (i) the amount by which distributions paid or accrued to Endeavor’s equity holders as of June 30, 2024 exceeded a Permitted Distribution Amount as defined by the Merger Agreement (resulting in approximately $7.6 billion in cash consideration due to the holders of the Endeavor Interests) and (ii) $29 million for the repayment of Endeavor’s $12 million Net Debt Position on the Closing Date and the associated $17 million Make-Whole Amount due upon retirement of Endeavor’s indebtedness.

Preliminary Purchase Price Allocation
(In millions)
Assets Acquired
Accounts receivable - joint interest and other, net	$96
Accounts receivable - oil and natural gas sales, net	688
Inventories	84
Derivative instruments	38
Prepaid expenses and other current assets	18
Oil and natural gas properties	35,267
Other property, equipment and land	765
Other assets	75
Total assets to be acquired	$37,031
Liabilities Assumed
Accounts payable - trade	$73
Accrued capital expenditures	270
Other accrued liabilities	165
Revenues and royalties payable	759
Distributions payable	231
Income taxes payable	161
Derivative instruments	13
Asset retirement obligations	257
Deferred income taxes	7,375
Other long-term liabilities	33
Total liabilities to be assumed	9,337
Net assets to be acquired	$27,694

3.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma financial statements have been adjusted to reflect reclassifications of Endeavor’s financial statements to conform to our financial statement presentation, adjustments to historical book values of Endeavor to their preliminary estimated fair values in accordance with the acquisition method of accounting, the value of the Acquisition consideration, estimated direct transaction costs, and the estimated tax impacts of pro forma adjustments.  These adjustments include the following:

(a)          The following reclassifications were made as a result of the transaction to conform to our presentation:

 Pro Forma Balance Sheet as of June 30, 2024:

•	Reclassification of $39 million from Accounts receivable: Related parties and $9 million from Accounts receivable - other to Accounts receivable: Joint interest and other, net;

•	reclassification of $726 million from Accounts receivable: Accrued oil and natural gas revenues and ($31) million from Accrued expenses to Accounts receivable: Oil and natural gas sales, net;

•
reclassification of $16.8 billion from Oil and natural gas property and equipment, full cost method, net to Oil and natural gas properties, full cost method of accounting; reclassification of ($7.2) billion from Oil and natural gas property and equipment, full cost method, net to Accumulated depletion, depreciation, amortization and impairment;

•
reclassification of $850 million from Other property and equipment, net to Other property, equipment and land, and reclassification of ($275) million from Other property and equipment, net to Accumulated depletion, depreciation, amortization and impairment;

•	reclassification of $70 million from Other noncurrent assets, and $5 million from Other noncurrent assets - related parties to Other assets;

•	reclassification of $270 million from Accounts payable - trade to Accrued capital expenditures;

•	reclassification of $759 million from Accounts payable - oil and gas revenue to Revenues and royalties payable; and

•	reclassification of $131 million from Accrued expenses and $15 million from Asset retirement obligations (current) to Other accrued liabilities.

Pro Forma Statement of Operations for the six months ended June 30, 2024:

•	Reclassification of ($7) million from Natural gas and NGL sales to Natural gas sales;

•	reclassification of $298 million from Natural gas and NGL sales to Natural gas liquid sales;

•	reclassification of $14 million from Service company revenue to Other operating income;

•	reclassification of $149 million from Production taxes, $45 million from Lease operating expenses and $1 million from Service company operating expenses to Production and ad valorem taxes;

•	reclassification of ($2) million from Lease operating expenses to General and administrative expenses;

•	reclassification of $11 million from Service company operating expenses to Other operating expenses;

•	reclassification of $1 million from General and administrative expenses to Other income (expense), net;

•	reclassification of $2 million from Lease operating expenses to Gain (loss) on derivative instruments, net; and

•	reclassification of $3 million from Transaction costs to Merger and integration expenses.

Pro Forma Statement of Operations for the year ended December 31, 2023:

•	Reclassification of $189 million from Natural gas and NGL sales to Natural gas sales;

•	reclassification of $524 million from Natural gas and NGL sales to Natural gas liquid sales;

•	reclassification of $22 million from Service company revenue to Other operating income;

•	reclassification of $301 million from Production taxes, $93 million from Lease operating expenses and $1 million from Service company operating expenses to Production and ad valorem taxes;

•
reclassification of $21 million from Service company operating expenses, ($10) million from (Gain) loss on sale of assets, net and $1 million from Loss from inventory write down to Other operating expenses;

•	reclassification of ($5) million from Current expense (benefit) and $17 million from Deferred expense (benefit) to Provision for (benefit from) income taxes; and

•	reclassification of $2 million from Lease operating expenses to General and administrative expenses.

(b)          Reflects the elimination of Endeavor’s historical equity balances in accordance with the acquisition method of accounting.

(c)          Reflects the preliminary allocation of the Acquisition consideration due to the holders of the Endeavor Interests of $27.7 billion as follows:

•
Increases of $1 million and $20.1 billion to Common stock and Additional paid-in capital, respectively, resulting from the issuance of shares of Diamondback to holders of the Endeavor Interests in connection with the completion of the Acquisition;

•
decrease of approximately $7.6 billion to Cash and cash equivalents to reflect the cash portion of the Acquisition consideration due to the holders of the Endeavor Interests on the Closing Date (see Note 2 above);

•
increase of $27.5 billion to Endeavor’s net book basis of oil and natural gas properties to reflect a portion of the purchase price allocation to the fair value of the properties in Oil and natural gas properties, full cost method of accounting; and

•
increase of $190 million to Endeavor’s net book basis of Other property, equipment and land to reflect a portion of the purchase price allocation to the fair value of other property, equipment and land.

(d)          Reflects the settlement of Endeavor’s existing long-term debt of $913 million and the Make-Whole Amount of $17 million by us on the Closing Date as follows:

Pro Forma Balance Sheet as of June 30, 2024:

•	Decrease of $924 million in Cash and cash equivalents (including Endeavor’s historical cash of $895 million);

•
Decrease of $913 million in Long-term debt to retire the $907 million principal amount of Endeavor’s 5.750% Senior Notes due 2028 (the “2028 Senior Notes”) and write off the net unamortized premium and debt issuance costs on the 2028 Senior Notes of $6 million; and

•	Increase of $11 million to Oil and natural gas properties, full cost method of accounting.

Pro Forma Statement of Operations for the year ended December 31, 2023:

•	$11 million loss charged to Gain (loss) on extinguishment of debt.

(e)          Reflects the elimination of Endeavor’s historical Accumulated depletion, depreciation, amortization and impairment balances in the pro forma balance sheet.  The pro forma adjustments to the Depreciation, depletion, amortization and accretion expense line items for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively, reflect the following:

Pro forma statement of operations for the six months ended June 30, 2024:

•	the elimination of Endeavor’s historical depreciation, depletion, amortization and accretion expense of $650 million;

•
$1.1 billion for the pro forma adjustment to depletion expense calculated in accordance with the full cost method of accounting for oil and natural gas properties, which was based on the preliminary purchase price allocation of estimated fair value of the proved oil and natural gas properties acquired;

•
$14 million for the pro forma adjustments to depreciation expense based on the estimated fair value of other property, plant and equipment acquired and the estimated remaining lives of the assets on the Closing Date; and

•	$9 million for adjustments to accretion expense in relation to the fair value of the asset retirement obligations acquired.

Pro forma statement of operations for the year ended December 31, 2023:

•	the elimination of Endeavor’s historical depreciation, depletion, amortization and accretion expense of $1.1 billion;

•
$2.0 billion for the pro forma adjustment to depletion expense calculated in accordance with the full cost method of accounting for oil and natural gas properties, which was based on the preliminary purchase price allocation of estimated fair value of the proved oil and natural gas properties acquired;

•
$28 million for the pro forma adjustments to depreciation expense based on the estimated fair value of other property, plant and equipment acquired and the estimated remaining lives of such assets on the Closing Date; and

•	$19 million for adjustments to accretion expense in relation to the fair value of the asset retirement obligations acquired.

(f)          Reflects a $5.6 billion increase to Deferred income taxes and Oil and natural gas properties, full cost method of accounting to reflect adjustments to the GAAP basis of the assets acquired and liabilities assumed, which affect the excess of the GAAP basis over the tax basis in the applicable assets and liabilities, based on the blended federal and state statutory tax rate of 21.6% at which basis differences are anticipated to reverse.

(g)          Reflects the net cash proceeds from the $1.0 billion term loan with a one-year maturity used to partially fund the cash consideration for the Acquisition. The adjustments to the pro forma balance sheet were an increase to Cash and cash equivalents of $999 million, an increase to Prepaid expenses and other current assets of $1 million to reflect short-term capitalized debt issuance costs, and an increase to Short-term debt of $1.0 billion.

(h)          Reflects the elimination of $7 million in Accounts receivable - Oil and natural gas sales, net and Accounts payable - trade, for balances receivable and payable between Diamondback and Endeavor at June 30, 2024 in the pro forma balance sheet.

(i)          Reflects $79 million of non-recurring costs related to the Acquisition primarily consisting of fees paid to financial, legal and accounting advisors and filing fees. The costs are not reflected in the historical December 31, 2023 or June 30, 2024 financial statements of Diamondback or Endeavor, but are reflected in the pro forma balance sheet as of December 31, 2023 as an increase to Other accrued liabilities and a decrease to Retained earnings (accumulated deficit), and in the pro forma statement of operations for the year ended December 31, 2023 within Merger and integration expenses as they relate directly to the Acquisition and will be expensed by Diamondback as incurred.  These costs are not expected to be incurred in any period beyond 12 months from the Closing Date.

(j)          The pro-forma adjustments of $1 million and ($38) million recorded to Interest expense, net on the pro forma statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively, were comprised of the following:

Pro forma statement of operations for the six months ended June 30, 2024:

•
Increase of $185 million comprised of (i) $152 million interest expense on Diamondback’s $5.5 billion senior notes issued in April 2024  (the “April 2024 senior notes”) with a weighted average interest rate of 5.52%, and (ii) $33 million interest expense on a pro-forma $1.0 billion revolving credit facility balance with an interest rate of 6.58%, which is a pro-forma replacement for the $1.0 billion short-term term loan balance;

•	increase of $1 million due to higher pro-forma amortization of debt issuance costs related to the April 2024 senior notes;

•
increase of $71 million related to the reversal of interest income earned by Diamondback in 2024 on the cash proceeds of the new debt issued in 2024 to fund the cash portion of the Acquisition consideration;

•	decrease of $185 million related to capitalized interest calculated in accordance with our accounting policy;

•	decrease of $61 million reflecting the reversal of Diamondback’s historically reported interest expense incurred during the six months ended June 30, 2024 related to the April 2024 senior notes; and

•	decrease of $12 million reflecting the reversal of Endeavor’s historically reported net interest expense.

Pro forma statement of operations for the year ended December 31, 2023:

•
Increase of $371 million comprised of (i) $304 million in interest expense on Diamondback’s $5.5 billion April 2024 senior notes with a weighted average interest rate of 5.52%, (ii) $66 million in interest expense on the $1.0 billion term loan with an interest rate of 6.58%, and (iii) $1 million in incremental commitment fees on Diamondback’s undrawn revolving credit facility due to an increase of $900 million in the maximum commitment amount available upon close of the Acquisition;

•	increase of $3 million due to incremental amortization of debt issuance costs incurred related to the term loan facility that have not yet been reflected in the historical financial statements;

•	increase of $5 million due to amortization of debt issuance costs related to the April 2024 senior notes;

•	increase of $28 million reflecting the reversal of Endeavor’s historically reported net interest income; and

•	decrease of $369 million related to capitalized interest calculated in accordance with our accounting policy.

A 1/8 of a percentage point increase or decrease in the SOFR rate and weighted average pro-forma coupon rate on the notes would result in a change in interest expense of approximately $8 million for the year ended December 31, 2023 and $4 million for the six months ended June 30, 2024.

(k)          Reflects the tax effect of the transaction accounting adjustments above on the pro forma statements of operations for the six months ended June 30, 2024 and year ended December 31, 2023, to the extent the amounts are expected to be deductible or taxable as appropriate, at the blended federal and state statutory tax rate of 21.6%.

For the year ended December 31, 2023, the adjustment also reflects the application of the blended rate of 21.6% to Endeavor’s historically reported Income (loss) before income taxes for which no income tax expense was historically reported due to Endeavor’s status as an S-Corporation.

Effective January 1, 2024, Endeavor was converted to a C-Corporation and became subject to U.S. federal corporate income tax rules and GAAP requirements for income tax accounting. At the time of conversion, Endeavor recorded a deferred tax liability and income tax expense of approximately $1.6 billion for the difference between the book basis of its assets and the tax basis as determined as of January 1, 2024. For further discussion, refer to Endeavor’s unaudited consolidated financial statements for the six months ended June 30, 2024, which are included in Exhibit 99.1 to this Form 8-K/A.

As a result of Endeavor’s recognition and reporting of corporate income tax in the historical financial statements for the six months ended June 30, 2024, no additional pro forma income tax adjustment was applied to the Income (loss) before income taxes historically reported by Endeavor for the period then ended.

(l)          Reflects the issuance of approximately 117.27 million shares of common stock to the holders of the Endeavor Interests to partially finance the Acquisition.  The additional shares were assumed to have been outstanding since January 1, 2023.  The following table reconciles historical and pro forma basic and diluted earnings per share utilizing the two-class method for the periods indicated:

	Six Months Ended June 30, 2024		Year Ended December 31, 2023
	Diamondback (Historical)	Diamondback Pro Forma Combined	Diamondback (Historical)	Diamondback Pro Forma Combined
	(In millions, except per share amounts)
Net income (loss) attributable to common stock	$1,605	$1,151	$3,143	$5,409
Less: distributed and undistributed earnings allocated to participating securities	11	8	22	26
Net income (loss) attributable to common stockholders	$1,594	$1,143	$3,121	$5,383
Weighted average common shares outstanding:
Basic weighted average common shares outstanding	178,418	295,685	179,999	297,266
Effect of dilutive securities:
Weighted-average potential common shares issuable	—	—	—	—
Diluted weighted average common shares outstanding	178,418	295,685	179,999	297,266
Net income (loss) per common share, basic	$8.93	$3.87	$17.34	$18.11
Net income (loss) per common share, diluted	$8.93	$3.87	$17.34	$18.11

(m)          Reflects $31 million in severance payments made by us for the termination of certain Endeavor employees on the Closing Date as a reduction to Cash and cash equivalents and Retained earnings on the pro forma balance sheet and an increase to Merger and integration expenses on the pro forma statement of operations for the year ended December 31, 2023. Additionally, we may incur up to an additional $157 million in severance and other incentive compensation related expenses to be settled in cash in future periods, which are not adjusted in the pro forma financial statements.  Payment of the remaining severance and other incentive compensation will be based on the terms of the historical Endeavor severance and incentive compensation plans or the voluntary acceleration of payouts under these plans by us.

4.	SUPPLEMENTAL PRO FORMA OIL AND NATURAL GAS RESERVES INFORMATION

The following tables present estimated pro forma combined oil and natural gas reserves information as of and for the year ended December 31, 2023.  The amounts below were determined by referencing the amounts reported in Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the consolidated financial statements and supplemental schedules of Endeavor (which are incorporated by reference into the 8-K/A to which these pro forma financial statements are included as an exhibit).  An explanation of the underlying methodology applied, as required by SEC regulations, can be found within Diamondback’s Annual Report and Endeavor’s consolidated financial statements and supplemental schedules.  The following estimated pro forma combined oil and gas reserves information is not necessarily indicative of the results that might have occurred had the Acquisition been completed on December 31, 2023 and is not intended to be a projection of future results.  Future results may vary significantly from the results presented. The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2023, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2023.

	Oil (MBbls)
	Diamondback (Historical)	Endeavor (Historical)	Reclass Adjustments	Diamondback Pro Forma Combined
Proved Developed and Undeveloped Reserves:
As of December 31, 2022	1,069,508	683,373	—	1,752,881
Extensions and discoveries	206,562	21,089	149,107	376,758
Revisions of previous estimates	(56,482)	(125,347)	(8,507)	(190,336)
Purchase of reserves in place	41,790	2,086	—	43,876
Divestitures	(21,258)	(764)	—	(22,022)
Production	(96,176)	(70,004)	—	(166,180)
PUD additions	—	149,107	(149,107)	—
Economic effect	—	(8,507)	8,507	—
As of December 31, 2023	1,143,944	651,033	—	1,794,977

Proved Developed Reserves:
December 31, 2022	699,513	369,003	—	1,068,516
December 31, 2023	744,103	379,329	—	1,123,432

Proved Undeveloped Reserves:
December 31, 2022	369,995	314,370	—	684,365
December 31, 2023	399,841	271,704	—	671,545

	Natural Gas (MMcf)
	Diamondback (Historical)	Endeavor (Historical)	Reclass Adjustments	Diamondback Pro Forma Combined

Proved Developed and Undeveloped Reserves:
As of December 31, 2022	2,868,861	2,229,824	—	5,098,685
Extensions and discoveries	424,881	57,817	453,179	935,877
Revisions of previous estimates	(47,697)	(170,015)	(52,331)	(270,043)
Purchase of reserves in place	79,507	17,130	—	96,637
Divestitures	(130,013)	(1,407)	—	(131,420)
Production	(198,117)	(148,175)	—	(346,292)
PUD additions	—	453,179	(453,179)	—
Economic effect	—	(52,331)	52,331	—
As of December 31, 2023	2,997,422	2,386,022	—	5,383,444

Proved Developed Reserves:
December 31, 2022	2,122,782	1,365,437	—	3,488,219
December 31, 2023	2,203,563	1,573,030	—	3,776,593

Proved Undeveloped Reserves:
December 31, 2022	746,079	864,387	—	1,610,466
December 31, 2023	793,859	812,992	—	1,606,851

	Natural Gas Liquids (MBbls)
	Diamondback (Historical)	Endeavor (Historical)	Reclass Adjustments	Diamondback Pro Forma Combined

Proved Developed and Undeveloped Reserves:
As of December 31, 2022	485,319	458,707	—	944,026
Extensions and discoveries	78,498	14,369	89,862	182,729
Revisions of previous estimates	9,962	(53,649)	(8,780)	(52,467)
Purchase of reserves in place	15,440	3,409	—	18,849
Divestitures	(20,755)	(224)	—	(20,979)
Production	(34,217)	(28,558)	—	(62,775)
PUD additions	—	89,862	(89,862)	—
Economic effect	—	(8,780)	8,780	—
As of December 31, 2023	534,247	475,136	—	1,009,383

Proved Developed Reserves:
December 31, 2022	350,243	276,068	—	626,311
December 31, 2023	385,167	312,386	—	697,553

Proved Undeveloped Reserves:
December 31, 2022	135,076	182,639	—	317,715
December 31, 2023	149,080	162,750	—	311,830

	Total (MBOE)
	Diamondback (Historical)	Endeavor (Historical)	Reclass Adjustments	Diamondback Pro Forma Combined
Proved Developed and Undeveloped Reserves:
As of December 31, 2022	2,032,971	1,513,718	—	3,546,689
Extensions and discoveries	355,874	45,095	314,498	715,467
Revisions of previous estimates	(54,470)	(207,332)	(26,009)	(287,811)
Purchase of reserves in place	70,481	8,350	—	78,831
Divestitures	(63,682)	(1,222)	—	(64,904)
Production	(163,413)	(123,258)	—	(286,671)
PUD additions	—	314,498	(314,498)	—
Economic effect	—	(26,009)	26,009	—
As of December 31, 2023	2,177,761	1,523,840	—	3,701,601

Proved Developed Reserves:
December 31, 2022	1,403,553	872,644	—	2,276,197
December 31, 2023	1,496,530	953,887	—	2,450,417

Proved Undeveloped Reserves:
December 31, 2022	629,418	641,074	—	1,270,492
December 31, 2023	681,231	569,953	—	1,251,184

Standardized Measure of Discounted Future Net Cash Flows

The following tables present the estimated pro forma discounted future net cash flows at December 31, 2023.  The pro forma standardized measure information set forth below gives effect to the transactions as if the transactions had been completed on January 1, 2023.  The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2023.

Discounted Future Net Cash Flows

The following table sets forth the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2023:

	December 31, 2023
	Diamondback (Historical)	Endeavor (Historical)	Reclass Adjustments	Pro Forma Adjustments	Diamondback Pro Forma Combined
	(In thousands)
Future cash inflows	$106,418	$62,484	$—	$—	$168,902
Future development costs	(6,400)	(4,325)	—	—	(10,725)
Future production costs	(25,656)	(20,069)	4,337	—	(41,388)
Future production taxes	(7,434)	—	(4,337)	—	(11,771)
Future income tax expenses	(11,067)	—	—	(4,488)	(15,555)
Future net cash flows	55,861	38,090	—	(4,488)	89,463
10% discount to reflect timing of cash flows	(28,803)	(17,088)	—	—	(45,891)
Standardized measure of discounted future net cash flows	$27,058	$21,002	$—	$(4,488)	$43,572

Sources of Change in Discounted Future Net Cash Flows

The principal changes in the pro forma standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2023 are as follows:

	December 31, 2023
	Diamondback (Historical)	Endeavor (Historical)	Reclass Adjustments	Pro Forma Adjustments	Diamondback Pro Forma Combined
	(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$35,699	$32,036	$—	$—	$67,735
Sales of oil and natural gas, net of production costs	(6,544)	(2,228)	(2,957)	—	(11,729)
Acquisitions of reserves	1,854	129	—	—	1,983
Divestitures of reserves	(938)	(22)	—	—	(960)
Extensions and discoveries, net of future development costs	5,771	934	3,931	—	10,636
Previously estimated development costs incurred during the period	1,180	—	2,384	—	3,564
Net changes in prices and production costs	(17,276)	—	(10,069)	—	(27,345)
Changes in estimated future development costs	518	—	139	—	657
Revisions of previous quantity estimates	(1,268)	(3,848)	—	—	(5,116)
Accretion of discount	4,533	—	3,204	—	7,737
Net change in income taxes	2,506	—	—	(4,488)	(1,982)
Net changes in timing of production and other	1,023	—	(2,631)	—	(1,608)
PUD additions	—	3,931	(3,931)	—	—
Economic effect	—	(9,930)	9,930	—	—
Standardized measure of discounted future net cash flows at the end of the period	$27,058	$21,002	$—	$(4,488)	$43,572